Exhibit 10                                 EXECUTION COPY

SECOND AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT

This SECOND AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 21, 2013, is entered into by and among the following parties:

(i)	ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as Seller;

(i)	MERITOR, INC., an Indiana corporation, as Servicer;

(ii)	PNC BANK, NATIONAL ASSOCIATION, as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank and as Administrator (“PNC”); and

(iii)	MARKET STREET FUNDING LLC, as a Conduit Purchaser.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.    The parties hereto have entered into a Receivables Purchase Agreement, dated as of June 18, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”) and desire to amend the Receivables Purchase Agreement as set forth herein.
B.    Concurrently herewith, the Seller, the Servicer, PNC and PNC Capital Markets LLC are entering into that certain Amendment Fee Letter (the “Amendment Fee Letter”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    The definition of “Obligor Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is amended by deleting the proviso “provided, however, that Oshkosh Corporation’s Obligor Percentage shall not be deemed to exceed 15.00% for so long as Oshkosh Corporation remains a Special Obligor pursuant to the definition of “Concentration Percentage”” where it appears therein and substituting the proviso “provided, however, that the Navistar Companies’ Obligor Percentage shall not be deemed to exceed 10.00% for so long as the Navistar Companies (collectively) remain a Special Obligor pursuant to the definition of “Concentration Percentage”” therefor.
(b)    The definition of “Scheduled Commitment Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is amended and restated to read as follows:
““Scheduled Commitment Termination Date” means with respect to any Purchaser, June 18, 2016, as such date may be extended from time to time in the sole discretion of Purchaser in accordance with Section 1.2(e).”
SECTION 2.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:
(a)    Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.
SECTION 3.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 4.    Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:
(a)    Execution of Amendment. The Administrator shall have received counterparts hereto duly executed by each of the parties hereto.
(b)    Execution of Amendment Fee Letter. The Administrator shall have received counterparts of the Amendment Fee Letter duly executed by each of the parties thereto.
(c)    Amendment Fee. The “Amendment Fee” (under and as defined in the Amendment Fee Letter) shall have been paid in full in accordance with the terms of the Amendment Fee Letter.
SECTION 5.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 6.    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 7.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
ARVINMERITOR RECEIVABLES CORPORATION,
as Seller

By:    /s/ Carl D. Anderson II
Name:     Carl D. Anderson II
Title:     President and Treasurer
MERITOR, INC.,
as Initial Servicer

By:    /s/ Carl D. Anderson II
Name:     Carl D. Anderson II
Title:     Treasurer

S-1    Second Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank and as Administrator

By:_____/s/ Mark S. Falcione________________
Name: Mark S. Falcione
Title: Executive Vice President

S-2    Second Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)

MARKET STREET FUNDING LLC,
as a Conduit Purchaser

By:______/s/ Doris J. Hearn___________________
Name: Doris J. Hearn
Title: Vice President

S-3    Second Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)